EXHIBIT 10f5


THIS DEED is made the 8th day of April 1994
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B E T W E E N:-

(1)      GALLAHER LIMITED (the "Company"), registered in England under
         No.1501573; and

(2) GALLAHER PENSIONS LIMITED (the "Trustee"), registered in England under No.765844.

W H E R E A S:-

(A)      This Deed is SUPPLEMENTAL (inter alia) to:-

         (i) a trust deed (the "Definitive Deed") dated 24th March 1983 whereby the Company established THE GALLAHER S PENSION SCHEME (the "Scheme") and by which the rules of the Scheme (the "Rules") were adopted;

         (ii)     a deed of amendment and covenant dated 1st July 1986; and

        (iii) nine deeds dated respectively 1st May 1984, 21st October 1985, 17th November 1986, 18th June 1987, 17th April 1989, 22nd May 1989, 24th October 1989, 3rd June 1992 and 24th January 1994 amending the Definitive Deed and the Rules.

(B)      The Trustee is the sole trustee of the Scheme.

(C) By Clause 18 of the Definitive Deed (as amended by the deed dated 17th April 1989) the Company may, at any time and from time to time with the consent of the Trustee, by deed, alter, modify or add to any of the trusts, powers and provisions of the Definitive Deed and the Rules subject as provided in that Clause.

(D) The Company wishes to alter, modify or add to the Definitive Deed and the Rules as provided below and the Trustee (as evidenced by it being a party to this Deed) consents to those alterations, modifications and additions being made.

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N O W   THIS   DEED   P R O V I D E S that the Definitive Deed and the Rules are
HEREBY ALTERED, MODIFIED or ADDED TO as follows:-

1.       By replacing Clause 22 with the following:

         "22.  DISPOSAL OF LUMP SUM DEATH BENEFITS

         (a) If a lump sum is payable in accordance with this Clause on the death of a Member, the Trustee may use any part (or the whole) of the lump sum to pay the Member's funeral expenses or to reimburse any person who has paid them. In either event, sub-Clause 22(b) shall then only apply to the balance (if any) of the lump sum.

         (b) Subject to sub-Clauses 22(a) and 22(d) and save as otherwise provided the Trustee may pay or apply any lump sum payable on the death of a Member to or for the benefit of such one or more of the Named Class (as defined below) or to the estate of the deceased Member in such amounts, at such times and generally in such manner as the Trustee may from time to time decide. If, however, the whole of the lump sum is not so paid or applied within two years from the Relevant Date (as defined below), the Trustee shall pay the whole or such part of the lump sum remaining unpaid or unapplied to the estate of the Member. In this sub-Clause "Relevant Date" means, in relation to a Member who dies whilst in any employment with the Employer or whilst in receipt of a pension under the Scheme, the date of the Member's death and, in relation to any other Member, the date upon which the Trustee receives written notification of the Member's death.

                  In exercise of the foregoing power under this sub-Clause within the period of two years from the Relevant Date, the Trustee may pay or transfer the lump sum or any part of it to a trustee or trustees to be held independently upon trust for the benefit of such one or more of the Named Class at such age or time or respective ages or times and in such shares and either absolutely or for such period or respective periods and with such gifts over and with or subject to such discretionary trust powers and provisions and generally in such manner in all respects as the Trustee (having regard to the rule against perpetuities) thinks fit.

         (c)      In this Rule, "Named Class" means, in relation to a Member:

                  (i)      any spouse of the Member;

                 (ii) any child, brother or sister of the Member or of his spouse;

                (iii) any parent, ancestor, descendant or collateral relative of the Member or of his spouse;

                 (iv) any person who is shown, to the satisfaction of the Trustee, to have been when the Member dies wholly or in part dependent financially on the member or his spouse;

                  (v) any person who is shown, to the satisfaction of the Trustee, to be entitled to any interest in the Member's estate;

                 (vi) any person, charity, society or other body, association or company whose name and particulars the Member before his death notified the Trustee in writing as being a possible recipient of the lump sum or part of it; and

                (vii) any person who is the spouse or descendant of any person referred to above.

                  Where:
                  (A) "spouse" includes wife, husband, widow, widower and any former wife or husband and any person of the opposite sex to the Member with whom it is shown, to the satisfaction of the Trustee, that (although not married to the Member) the Member was living immediately prior to his death as husband and wife;

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                  (B)      "descendant" includes any persons claiming by reason
                           of adoption;

                  (C) "ancestor, descendant or collateral relative" includes ancestors, descendants or collateral relatives of both the whole-blood and the half-blood; and

                  (D) "child" includes any step-child, step-grandchild, adopted child or illegitimate child.

                  (d) If a Member dies on or after his 75th birthday while in Service and is a Special Director (as defined in Rule 20) when he dies, then any lump sum payable on his death in accordance with this Clause shall be paid to his estate notwithstanding anything to the contrary in this Clause."

2.       By replacing Rule 19(i) with the following:

         "(i) If any individual (the "Protected Beneficiary") assigns or charges any present or future benefit arising under the Scheme or attempts or purports so to do or is sequestrated or adjudicated bankrupt or if any other act shall be done or event shall happen whereby such benefit, if belonging absolutely to the Protected Beneficiary, would be vested in or payable to or charged in favour of any other person, firm or company the Protected Beneficiary shall forfeit all rights to benefits under the Scheme. As from the date the Trustee receives notice of the act or the event causing such forfeiture, the Trustee shall hold the forfeited benefits with the power, if the Trustee thinks fit, to pay or to apply the benefits (or any part of them) to or for the benefit of all or any one or more the Protected Beneficiary, his spouse, his children and any person who is shown, to the satisfaction of the Trustee, to be dependent upon the Protected Beneficiary to a material extent as the Trustees from time to time decide.
                  In no circumstances, however, shall any payment be made to a purported assignee or chargee."



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I N  W I T N E S S of which this Deed was duly executed the day and year first above written.

THE COMMON SEAL of GALLAHER    )
LIMITED was affixed to this    )            [SEAL]
deed in the presence of:-      )

  [Signature illegible]

        Director

        B. Rudd

       Secretary



THE COMMON SEAL of GALLAHER    )
PENSIONS LIMITED was affixed   )            [SEAL]
to this deed in the            )
presence of:-                  )

      N.P. Bulpitt

        Director

        B. Rudd

        Director